Exhibit 4.2

SIXTH SUPPLEMENTAL INDENTURE

Dated as of September 10, 2024

Supplementing that Certain

INDENTURE

Dated as of June 10, 2021

among

BLUE OWL FINANCE LLC,

THE GUARANTOR PARTIES HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

7.397% Senior Notes due 2028

3.125% Senior Notes due 2031

4.375% Senior Notes due 2032

4.125% Senior Notes due 2051

i

This Sixth Supplemental Indenture, dated as of September 10, 2024 (the “Sixth Supplemental Indenture”), among Blue Owl Finance LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, having its principal office at 399 Park Avenue, 37th Floor, New York, NY 10022 (the “Company”) and indirect subsidiary of Blue Owl Capital Inc., a Delaware corporation (“PubCo”), PubCo, the other guarantors party hereto (together with PubCo, the “Guarantors”) and Wilmington Trust, National Association, as trustee under the Base Indenture (as hereinafter defined) and hereunder (the “Trustee”), supplements that certain Indenture, dated as of June 10, 2021, among the Company, the Guarantors and the Trustee (the “Base Indenture”), as supplemented by the Supplemental Indentures listed on Schedule I hereto (the “Prior Supplemental Indentures” and, together with the Base Indenture and this Sixth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

The Company and the Guarantors have executed and delivered to the Trustee the Base Indenture and the Prior Supplemental Indentures providing for the issuance of (i) $59.8 million aggregate principal amount of 7.397% Senior Notes due 2028 (the “2028 Notes”), (ii) $700.0 million aggregate principal amount of 3.125% Senior Notes due 2031 (the “2031 Notes”), (iii) $400.0 million aggregate principal amount of 4.375% Senior Notes due 2032 (the “2032 Notes”) and (iv) $350.0 million aggregate principal amount of 4.125% Senior Notes due 2051 (the “2051 Notes” and, together with the 2028 Notes, 2031 Notes and the 2032 Notes, the “Notes”).

Section 901 of the Base Indenture provides, among other things, that the Company, the Guarantors and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of any Holders for the purposes of changing any provision contained in the Securities (as defined therein) of any series or under the Base Indenture; provided that such action shall not adversely affect the rights of the Holders (as defined therein) of Securities of any series in any material respect.

The Company desires to provide for certain provisions related to the Trust Indenture Act, as defined in the Base Indenture.

The Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture.

Each Guarantor has duly authorized the execution and delivery of this Sixth Supplemental Indenture.

All things necessary have been done to make this Sixth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms.

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.1 Relationship with Base Indenture and Prior Supplemental Indentures. The terms and provisions contained in the Base Indenture and the Prior Supplemental Indentures will constitute, and are hereby expressly made, a part of this Sixth Supplemental Indenture. However, to the extent any provision of the Base Indenture or the Prior Supplemental Indentures conflicts with the express provisions of this Sixth Supplemental Indenture, the provisions of this Sixth Supplemental Indenture will govern and be controlling.

SECTION 1.2 Definitions.

For all purposes of this Sixth Supplemental Indenture (except as herein otherwise expressly provided or unless the context of this Sixth Supplemental Indenture otherwise requires):

(1) any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Sixth Supplemental Indenture;

(2) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(3) “including” means including without limitation; and

(4) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Sixth Supplemental Indenture.

As used in this Sixth Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals to this Sixth Supplemental Indenture are used in this Sixth Supplemental Indenture as defined in the Indenture. All other terms used in this Sixth Supplemental Indenture that are defined in the Base Indenture or the Prior Supplemental Indentures, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Sixth Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Base Indenture or the Prior Supplemental Indentures, as applicable, as in force at the date of this Sixth Supplemental Indenture as originally executed; provided that any term that is defined in the Base Indenture, the Prior Supplemental Indentures and this Sixth Supplemental Indenture shall have the meaning assigned to such term in this Sixth Supplemental Indenture.

ARTICLE II

Amendments

SECTION 2.1 Amendments to Base Indenture.

(a) Section 101 of the Base Indenture shall be amended by amending and restating the definition of “Corporate Trust Office” in its entirety to read as follows:

“Corporate Trust Office” means the designated office of the Trustee which at any time this Indenture shall be principally administered, currently located at Wilmington Trust, National Association, Global Capital Markets, 1310 Silas Deane Highway, Wethersfield, Connecticut 06109, Attention: Blue Owl Finance Administrator, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Company).

(b) Section 107 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 107. Conflict with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, and any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Initially, the Indenture will not be qualified under the Trust Indenture Act.”

(c) A new Section 117 shall be added after Section 116 in the Base Indenture, which shall read as follows:

“Section 117. Incorporation by Reference of Trust Indenture Act.

When qualified under the Trust Indenture Act, this Indenture shall be subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. Whether or not this Indenture is so qualified, the following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors and the New Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.”

(d) Section 504(1) of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“(1) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and”

(e) Section 601(5) of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“(5) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601 and Section 603 and, if this Indenture is qualified under the Trust Indenture Act, to the provisions of the Trust Indenture Act.”

(f) Section 608 of the Base Indenture shall be amended by replacing the period at the end of the second paragraph with the following:

“or if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.”

(g) Section 703 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 703. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, so long as any Securities remain outstanding hereunder, within 60 days after April 15 deliver to Holders a brief report, dated as of such April 15 which complies with the provisions of such Section 313(a) of the Trust Indenture Act.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Securities are listed, with the Commission (if accepted for filing by the Commission) and the Company. The Trustee shall be notified in writing when any Securities are listed on any stock exchange or automated quotation system or delisted therefrom.”

(h) Section 704 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 704. Reports by the Company, the Guarantors and the New Guarantors.

The Corporation and the Company shall file with the Trustee and the Commission, and transmit to Holders, copies of such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be deemed filed with and delivered to the Trustee and the Holders at the same time as filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, the Guarantors’ and the New Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).”

(i) A new Section 901(16) shall be added after Section 901(15) in the Base Indenture, which shall read as follows:

“(16) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture or any supplemental indenture thereto under the Trust Indenture Act.”

(j) Section 905 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 905. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture hereto that complies with the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the Trust Indenture Act.”

(k) Section 1005 of the Base Indenture shall be amended by deleting such Section in its entirety and inserting in lieu thereof:

“Section 1005. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company, the Guarantors or the New Guarantors, as the case may be, may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(18), Section 901(1) or Section 901(12) for the benefit of the Holders of such series or in Article VIII, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company, the Guarantors or the New Guarantors, as the case may be, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. If the Securities of a series have not been registered under the Securities Act, the Holders of at least a majority in principal amount of such series, by Act of such Holders, may waive compliance by the Company with the Trust Indenture Act with respect to such series unless such compliance is otherwise required by the Trust Indenture Act.”

ARTICLE III

Miscellaneous

SECTION 3.1 Execution as Supplemental Indenture. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture and this Sixth Supplemental Indenture, the Prior Supplemental Indentures and the Base Indenture shall henceforth be read together, and any conflict between the Base Indenture, the Prior Supplemental Indentures and this Sixth Supplemental Indenture shall be resolved as provided in Section 1.1 of this Sixth Supplemental Indenture.

SECTION 3.2 Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture. All of the provisions contained in the Indenture in respect to the rights, privileges, immunities, and duties of the Trustee shall be applicable in respect of this Sixth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.3 Separability Clause. In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.4 Successors and Assigns. All covenants and agreements in this Sixth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Sixth Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 3.5 Execution and Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Sixth Supplemental Indenture or any document to be signed in connection with this Sixth Supplemental Indenture shall be deemed to include electronic signatures (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee. The Company also hereby acknowledges that the Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. This exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture and signature pages for all purposes.

SECTION 3.6 Governing Law. This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 3.7 Notices. All notices and other communications to each Guarantor shall be given as provided for in the Indenture, at the address for the Guarantors set forth in Section 105 of the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed all as of the latest date set forth below.

BLUE OWL FINANCE LLC

By: Blue Owl Capital Holdings LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL INC.

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GP HOLDINGS LLC

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GP LLC

By: Blue Owl Capital GP Holdings LLC, its sole member

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

BLUE OWL CAPITAL HOLDINGS LP

By: Blue Owl Capital GP LLC, its general partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL CARRY LP

By: Blue Owl Capital GP LLC, its general partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GROUP LLC

By: Blue Owl Capital Holdings LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL GP STAKES GP HOLDINGS LLC

By: Blue Owl Capital Holdings LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

BLUE OWL GPSC HOLDINGS LLC

By: Blue Owl Capital Holdings LP, its sole member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL CAPITAL GP HOLDINGS LP

By: Blue Owl Capital GP LLC, its general partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL REAL ESTATE HOLDINGS LP

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

BLUE OWL REAL ESTATE GP HOLDINGS LLC

By: Blue Owl Capital Carry LP, its Sole Member

By: Blue Owl Capital GP LLC, its General Partner

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

BLUE OWL CAPITAL HOLDINGS LLC

By: Blue Owl Capital Group LLC, its sole member

By:	/s/ Neena A. Reddy
Date:	September 10, 2024
Name:	Neena A. Reddy
Title	General Counsel and Secretary

[Signature Page to Sixth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Nedine P. Sutton
Date:	September 10, 2024
Name:	Nedine P. Sutton
Title:	Vice President

[Signature Page to Sixth Supplemental Indenture]

SCHEDULE I

Supplemental Indentures

1.	First Supplemental Indenture, dated as of June 10, 2021

2.	Second Supplemental Indenture, dated as of October 7, 2021

3.	Third Supplemental Indenture, dated as of February 15, 2022

4.	Fourth Supplemental Indenture, dated as of May 26, 2023

5.	Fifth Supplemental Indenture, dated as of April 18, 2024